UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009 (January 27, 2009)
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification of Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 27, 2009, Transmeta Corporation, a Delaware corporation (“Transmeta”), completed its previously announced acquisition by Novafora, Inc., a Delaware corporation (“Novafora”), pursuant to the Agreement and Plan of Merger, dated November 17, 2008, by and among Novafora, Transformer Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Novafora (“Merger Sub”), and Transmeta (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Transmeta merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Novafora (the “Merger”). In connection with the Merger, Merger Sub changed its name to Transmeta LLC.
     At the effective time of the Merger, (i) each share of Transmeta preferred stock outstanding as of immediately prior to the effective time of the merger was converted into the right to receive $7.50 in cash, without interest; (ii) each share of Transmeta common stock outstanding as of immediately prior to the effective time of the merger was converted into the right to receive approximately $19.01 in cash, without interest; (iii) each option to purchase shares of Transmeta common stock outstanding as of immediately prior to the effective time of the merger with a per share exercise price less than $19.01, to the extent vested and exercisable as of the effective time of the merger (“vested in-the-money options”), was, automatically and without any required action on the part of the holder thereof, converted to a cash payment equal to the product obtained by multiplying (1) the difference between $19.01 and the per share exercise price of such vested in-the-money option, by (2) the number of vested shares of Transmeta common stock underlying such vested in-the-money option; and (iv) each unvested option to purchase shares of Transmeta common stock outstanding as of immediately prior to the effective time of the merger and each option to purchase shares of Transmeta common stock outstanding as of immediately prior to the effective time of the merger with a per share exercise price greater than or equal to $19.01, whether vested or unvested, was automatically cancelled without any consideration.
     The foregoing description of the Merger in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission as Exhibit 2.1 to Transmeta’s Current Report on Form 8-K filed on November 20, 2008, and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 28, 2009, at the request of Transmeta, trading in Transmeta’s common stock was halted by NASDAQ and Transmeta requested the delisting of its common stock from the NASDAQ Global Market, effective as of prior to the opening of the market on January 29, 2009. Concurrent with the filing of this report, a Form 15 has been filed with the Securities and Exchange Commission to terminate the registration of Transmeta’s common stock and preferred stock purchase rights under Section 12(g) of the Securities Exchange Act of 1934.
Item 3.03 Material Modification of Rights of Security Holders.
     The information set forth in Items 2.01 and 3.01 of this report is incorporated by reference herein.
Item 5.01 Changes in Control of Registrant.
     The information set forth in Item 2.01 of this report is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of the effective time of the Merger, each of the executive officers of Transmeta ceased to hold his respective position with Transmeta and each of the members of Transmeta’s Board of Directors resigned from his position as a director of Transmeta.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Transmeta LLC (as successor to the registrant) has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA LLC (as successor to Transmeta Corporation)
	By:	NOVAFORA, INC., its sole member

Date: January 28, 2009	By:	/s/ Jodi Pittman
Jodi Pittman
CFO, NOVAFORA, INC.